Exhibit 99.1

Scott Solomon

Vice President

Sharon Merrill

617.542.5300

CYNO@investorrelations.com

Cynosure, Inc. Prices Public Offering of Class A Common Stock

Westford, Mass., November 16, 2012 – Cynosure, Inc. (NASDAQ: CYNO) (the “Company”), a leader in laser- and light-based treatments for minimally invasive and non-invasive aesthetic applications, today announced the pricing of an underwritten registered public offering of 2,600,000 shares of its class A common stock at a public offering price of $20.50 per share. In addition, El.En. S.p.A. is selling 600,000 shares of the Company’s class A common stock at a public offering price of $20.50 per share. The offering is expected to close on or about November 21, 2012, subject to customary closing conditions.

Leerink Swann LLC, the underwriter for this offering, has the option for a period of up to 30 days from the date of the prospectus supplement to purchase up to an additional 240,000 shares from the Company and up to an additional 240,000 shares from El.En. S.p.A. at the public offering price less underwriting discounts and commissions.

The Company intends to use the net proceeds from the shares sold in this offering for general corporate purposes and to fund its potential acquisition of complementary products, technologies or businesses. The Company will not receive any proceeds from the sale of the shares by El.En. S.p.A.

The shares will be issued pursuant to a shelf registration statement previously filed with the Securities and Exchange Commission (the “SEC”) and declared effective on October 26, 2012. A preliminary prospectus supplement and accompanying base prospectus related to the offering have been filed with the SEC. A final prospectus supplement related to the offering will be filed with the SEC. Copies of the final prospectus supplement, when available, and accompanying base prospectus may be obtained from Leerink Swann LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, by calling (800) 808-7525, ext. 4814.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, nor shall there be any offer or sale of securities in any state or jurisdiction in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction.

About Cynosure, Inc.

Cynosure, Inc. develops and markets aesthetic treatment systems that are used by physicians and other practitioners to perform non-invasive and minimally invasive procedures to remove hair, treat vascular and pigmented lesions, remove multi-colored tattoos, rejuvenate the skin, liquefy and remove unwanted fat through laser lipolysis, reduce cellulite and treat onychomycosis. Cynosure’s products include a broad range of laser and other light-based energy sources, including Alexandrite, pulse dye, Q-switched, Nd:YAG and diode lasers, as well as intense pulsed light. Cynosure was founded in 1991. For corporate or product information, contact Cynosure at 800-886-2966.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Cynosure, Inc., including statements about the closing of the Company’s public offering and the intended use of proceeds, as well as other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including levels of demand for procedures performed with Cynosure products and for Cynosure products themselves, Cynosure’s ability to maintain its profitability, competition in the aesthetic laser industry, general business and economic conditions, effects of acquisitions that Cynosure has made or may make, Cynosure’s ability to develop and commercialize new products, Cynosure’s reliance on sole source suppliers, the inability to accurately predict the timing or outcome of regulatory decisions, and economic, market, technological and other factors discussed in Cynosure’s most recent Quarterly Report on Form 10-Q, which is filed with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent Cynosure’s views as of the date of this press release. Cynosure anticipates that subsequent events and developments will cause its views to change. However, although Cynosure may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Cynosure’s views as of any date subsequent to the date of this press release.

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